SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K



                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                             November 1, 1995



                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



Colorado                        0-16203                 84-1060803
(State of                      Commission            (I.R.S. Employer
Incorporation)                  File No.           Identification No.)



Suite 3310
555 17th Street
Denver, Colorado                                         80202
(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (303) 293-9133



ITEM 5.   OTHER EVENTS


     A. On November 1, 1995 the Company entered into an agreement dated October 31, 1995 ("Agreement") with Melange Associates, Inc., Nautilus Oil and Gas Company and Thorofare Resources, Inc. (collectively "Sellers") to acquire an interest in oil and gas leases covering 28,981 gross (8,695 net) acres in the Wind River Basin of Central Wyoming. The acquisition includes six shut-in gas wells, two of which the Company intends to attempt to recomplete in additional potentially productive zones. Under the terms of the agreement, the Company exchanged an interest in one of its wells in the Denver-Julesburg Basin of Colorado along with 4,500 shares of the Company's restricted common stock for the properties. The Sellers retained overriding royalty and net profits interests in the wells, acreage and contract area of mutual interest and a $0.05 per MCF fee on gas produced and sold through the gas gathering system. The Company retained an option to repurchase the interest transferred in the Denver-Julesburg Basin well for $140,000 (less production revenues to the Sellers) until October 1, 1996. A copy of the Agreement is attached hereto as Exhibit 99.1.

B. On September 5, 1995, the Company completed a transaction with Sunnyside Production Company, LLC, ("SPC"), wherein the Company acquired certain leases in Jackson County, Colorado totalling approximately 3,600 net acres (10,108.41 gross) acres in exchange for 26,627 shares of the Company's restricted common stock. SPC reserved overriding royalty interests in the leases ranging from 1% to 5% Burdette A. Ogle, a 21.44% beneficial shareholder of the Company, is an affiliate owner of SPC. Copies of the letters constituting the agreement are attached hereto as Exhibit 99.2

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

99.1      Agreement dated October 31, 1995 between Delta, Melange
          Associates, Inc., Nautilus Oil and Gas Company and Thorofare Resources, Inc.

99.2      Agreement between Delta and Sunnyside Production Company, LLC.


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)


Date:  November 1, 1995  By:  /s/Aleron H. Larson, Jr.
                              Aleron H. Larson, Jr.
                              Chairman/C.E.O.


                              INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1 Agreement dated October 31, 1995 between Delta, Melange
          Associates, Inc., Nautilus Oil and Gas Company and Thorofare Resources, Inc.

     99.2 Agreement between Delta and Sunnyside Production Company, LLC.